Exhibit 23.3



ANDERSEN ANDERSEN & STRONG, L.C.                        941 East 3300 South
-----------------------------------------------------   Suite 202
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS   Salt Lake City, Utah
                                                        84016
                                                        Telephone 801-486-0096

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ZuricKirch Corp.

We hereby consent to the use of our report dated November 3, 2000, for the period ended September 30, 2000 in the registration statement of ZuricKirch Corp. filed in the registration Form SB2.

/s/ Andersen Andersen & Strong

Andersen Andersen & Strong L.L.C.

November 6, 2000
Salt Lake City, Utah